UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

GOOD WORKS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39625	85-1614529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

4265 San Felipe, Suite 603

Houston, Texas 77027

(Address of principal executive offices)

(713) 468-2717

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	GWAC	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	GWACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 25, 2021, Good Works Acquisition Corp. (“Good Works”) held a special meeting of its stockholders (the “Special Meeting”), at which holders of 13,938,274 shares of common stock, par value $0.001 per share, representing 64.896% of the voting power of Good Work’s common stock as of the July 27, 2021 record date, and constituting a quorum for the transaction of business, were present in person or by proxy. The proposals listed below are described in more detail in the definitive proxy statement/prospectus of Good Works which was filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2021 (the “Proxy Statement”). A summary of the voting results at the Special Meeting is set forth below:

The shareholders approved the Business Combination Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Nasdaq Proposal (each as defined in the Proxy Statement).

The voting results for each proposal were as follows:

The Business Combination Proposal:

For	Against	Abstain
12,251,504	1,686,004	766

Charter Amendment Proposal A:

For	Against	Abstain
12,208,635	1,717,972	11,667

Charter Amendment Proposal B:

For	Against	Abstain
12,006,878	1,925,664	5,732

Charter Amendment Proposal C:

For	Against	Abstain
11,975,712	1,958,153	4,409

Charter Amendment Proposal D:

For	Against	Abstain
12,003,233	1,927,699	7,342

Charter Amendment Proposal E:

For	Against	Abstain
12,271,520	1,659,547	7,207

The Incentive Plan Proposal:

For	Against	Abstain
12,066,303	1,854,788	17,183

The Director Election Proposal:

Class I Directors:

Caitlin Long	For: 12,763,439	Against: 1,041,593	Abstain: 133,342

Robert Dykes	For: 12,765,121	Against: 1,038,934	Abstain: 134,219

Class II Directors:

Holly Morrow Evans	For: 12,753,949	Against: 1,044,718	Abstain: 139,607

James Newsome	For: 12,758,218	Against: 1,040,437	Abstain: 139,619

Wesley Williams	For: 12,759,887	Against: 1,038,768	Abstain: 139,619

Class III Directors:

Tyler Page	For: 12,753,377	Against: 1,043,288	Abstain: 141,609

Cary Grossman	For: 12,753,382	Against: 1,044,723	Abstain: 140,169

The Nasdaq Proposal:

For	Against	Abstain
12,271,806	1,660,384	6,084

As there were sufficient votes to approve the above proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

Based on the results of the Special Meeting, and subject to the satisfaction or waiver of certain other closing conditions as described in the Proxy Statement, the transactions (the “Transactions”) contemplated by that certain Agreement and Plan of Merger, dated as of March 4, 2021, by and among Currency Merger Sub, Inc., Good Works and Cipher Mining Technologies Inc. (“Cipher”), including the Business Combination (as such term is defined in the Proxy Statement), are expected to be consummated on or about August 26, 2021. Following the consummation of the Transactions, the common stock and warrants of New Cipher (as such term is defined in the Proxy Statement) are expected to begin trading on The Nasdaq Stock Market under the ticker symbols “CIFR” and “CIFRW”, respectively, on August 27, 2021.

Additional Information and Where to Find It

In connection with the proposed business combination between Good Works and Cipher, the registration statement on Form S-4 has been declared effective by the SEC. That registration statement includes the related Proxy Statement of Good Works with respect to Good Works’ Special Meeting. Good Works’ stockholders and other interested persons are advised to read the registration statement and the related Proxy Statement and any documents filed in connection therewith, as these materials will contain important information about Cipher, Good Works, and the proposed Business Combination. The definitive Proxy Statement and related materials were mailed to Good Works’ stockholders who were holders of record as of July 27, 2021.

Investors and security holders may obtain free copies of the Proxy Statement and all other relevant documents filed with the SEC by Good Works through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by Good Works may be obtained free of charge by directing a request to Good Works Acquisition Corp., 4265 San Felipe, Suite 603, Houston, TX 77027, attention: Cary Grossman.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Item 8.01. Other Events.

In connection with the Business Combination, holders of 12,836,682 shares of Common Stock, par value $0.001 per share exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $128,366,820.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 25, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2021

GOOD WORKS ACQUISITION CORP.

By:	/s/ Fred Zeidman
Name:	Fred Zeidman
Title:	Chief Executive Officer and Co-Chairman

4